UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2020

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400
Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2020, Hilltop Holdings Inc., a Maryland corporation (“Hilltop Holdings”), and ARC Insurance Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Hilltop Holdings (“ARC” and, together with Hilltop Holdings, “Hilltop”), entered into a stock purchase agreement (the “Purchase Agreement”) with Align NL Holdings, LLC, a Delaware limited liability company (“Buyer”), and, for limited purposes set forth therein, Align Financial Holdings, LLC, a Delaware limited liability company and the parent entity of Buyer (together with Buyer, “Align”) and MGI Holdings, Inc., a Delaware corporation (“MGI”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, Hilltop has agreed to sell to Buyer 100% of the outstanding capital stock of National Lloyds Corporation, a Delaware corporation and a direct wholly owned subsidiary of ARC (“NLC”) for a purchase price of $150,000,000 in cash, subject to adjustment as set forth in the Purchase Agreement (the “Sale”).

Concurrent with and conditional on the closing of the Sale (the “Closing”), Buyer intends to sell two subsidiaries of NLC, National Group Corporation and American Summit Insurance Company, to ReAlign Insurance Holdings, LLC, a Delaware limited liability company (“ReAlign”), in an all-cash transaction pursuant to a separate definitive stock purchase agreement. ReAlign is a holding company formed by ReAlign Capital Strategies, LLC and MGI.

The Closing, which Hilltop expects will occur in the second quarter of 2020, is subject to customary closing conditions, including required regulatory approvals.

Hilltop has made customary representations and warranties in the Purchase Agreement and has agreed to customary covenants regarding the operation of the business of NLC and its subsidiaries prior to the Closing. Each party has agreed to indemnify the other for losses arising from breaches of its representations or covenants, upon the terms and subject to the conditions set forth in the Purchase Agreement.

The Purchase Agreement may be terminated prior to the Closing by either Hilltop or Buyer in certain circumstances, including if (i) the Closing has not occurred by July 30, 2020 (unless extended to October 30, 2020, pursuant to the terms and under the circumstances set forth in Purchase Agreement); (ii) a required governmental approval that is a condition to the Closing is denied or a governmental authority has issued a permanent injunction or other judgment preventing the Closing; or (iii) the other party materially breaches the Purchase Agreement (and fails to cure such breach within a specified period) such that the closing conditions would not be satisfied.

The parties have agreed to use their reasonable best efforts to obtain the regulatory approvals required for the Closing but are not required to agree to (i) divest any business or entity; (ii) any requirement by a governmental authority that would reasonably be expected to have a material adverse effect on NLC or its subsidiaries (as defined in the Purchase Agreement); or (iii) become subject to a condition to a governmental approval meeting certain thresholds as set forth in the Purchase Agreement.

In connection with the Closing, the parties will enter into certain other agreements, including a transition services agreement, pursuant to which, for a specified period following the Closing, Hilltop will provide certain services to NLC. The parties also will enter into a non-competition agreement, pursuant to which Hilltop will agree, for a specified period following the Closing, to refrain from certain activities competitive with the business of NLC.

The representations, warranties and covenants of Hilltop contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by (a) matters specifically disclosed in certain of Hilltop Holdings’ filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Purchase Agreement and (b) confidential disclosures made to Align and MGI in the disclosure letter delivered in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or, in the event the Closing occurs, as of the date of the Closing, or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Hilltop or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hilltop Holdings or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Hilltop Holdings’ public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Hilltop Holdings that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Hilltop Holdings files with the SEC.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.	Not applicable.

(b)	Pro forma financial information.	Not applicable.

(c)	Shell company transactions.	Not applicable.

(d)	Exhibits.

The following exhibit(s) are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement by and among Hilltop Holdings Inc., ARC Insurance Holdings, Inc., Align NL Holdings, LLC and, for limited purposes set forth therein, Align Financial Holdings, LLC and MGI Holdings, Inc., dated January 30, 2020 (filed pursuant to Item 1.01)†

104	Cover Page Interactive File (formatted as Inline XBRL).

† Schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: February 5, 2020	By:	/s/ COREY PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	Executive Vice President,
General Counsel & Secretary